UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2023

Sight Sciences, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40587	80-0625749
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4040 Campbell Avenue Suite 100 Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 266-1144

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SGHT	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Chief Commercial Officer

Effective September 11, 2023, Matthew Link was appointed by the board of directors (the “Board”) of Sight Sciences, Inc. (the “Company”) to serve as the Company’s Chief Commercial Officer.

Biographical Information

Mr. Link, 48, has more than 20 years of experience building teams and leading innovation in the healthcare and medical technology industries, most recently serving as Managing Partner at Orion Healthcare Advisors, LLC, a consulting services provider, since 2021. Before Orion, Mr. Link spent nearly 15 years in regional and executive leadership positions at NuVasive, Inc. (“NuVasive”), a global leader in surgical implants and enabling technology for spine surgery and orthopedics, where he designed and executed strategies that supported the company’s revenue growth from less than $100 million to over $1 billion. Mr. Link joined NuVasive as an Area Business Manager in 2006 and rose to the level of President where his responsibilities included oversight of global business units in spine, neurophysiology and orthopedics from 2018 to 2021. Prior to NuVasive, Mr. Link held commercial leadership roles at Depuy Orthopedics and Depuy Spine. He currently serves as a member of the board of directors of Springbok Analytics, Fibrobiologics and DinamicOR. Additionally, he serves on the board of directors of the Coulter Translational Research Endowment at the University of Virginia. Mr. Link received a BSEd in Physical Education and Sports Medicine from the University of Virginia.

Employment Agreement

In connection with his appointment as Chief Commercial Officer, Mr. Link entered into an employment agreement with the Company (the “Employment Agreement”) effective September 11, 2023. Pursuant to the terms of the Employment Agreement, Mr. Link will receive an initial annual base salary of $410,000 (such annual base salary, as may be adjusted by the Board from time to time, the “Base Salary”) and will be eligible to receive an initial annual cash bonus, targeted at 50% of his Base Salary (such target, as may be adjusted by the Board from time to time, the “Annual Bonus”).

If Mr. Link’s employment is terminated by the Company without cause or Mr. Link resigns from the Company with good reason, the Company shall: (a) pay Mr. Link an amount equal to the Base Salary for the subsequent 12-month period, (b) pay Mr. Link an amount equal to any unpaid Annual Bonus earned for the year prior to the year of termination, payable when annual bonuses for such year are paid to other executives of the Company, and (c) make direct payment of, or reimbursement for, the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) premiums, less the amount the Mr. Link would have paid for coverage as an active employee, commencing on Mr. Link’s separation date and ending upon the earliest of: (i) the expiration of the subsequent 12-month period, (ii) the date Mr. Link and/or his dependents become no longer eligible for COBRA, or (iii) the date Mr. Link becomes eligible to receive benefits from a subsequent employer.

Under the Employment Agreement, “cause” generally means, subject to notice and cure rights, Mr. Link’s: (a) refusal to substantially perform duties or carry out reasonable and lawful instructions concerning duties, (b) material breach of a policy of the Company, provision of the Employment Agreement or any other material agreement between the executive officer and the Company, (c) conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude, (d) unlawful use or possession of illegal drugs on the Company’s (or any of its affiliate’s) premises or while performing the executive officer’s duties and responsibilities under the Employment Agreement, or (e) commission of an act of fraud, embezzlement, misappropriation, willful misconduct or breach of fiduciary duty against the Company or any of its affiliates.

Under the Employment Agreement, “good reason” generally means, subject to notice and cure rights: (a) a reduction in Base Salary or target Annual Bonus, (b) a material decrease in authority or areas of responsibility, (c) the relocation of Mr. Link’s primary office to a location more than 35 miles from his primary office as of the date of the Employment Agreement, (d) the failure of any successor of all or substantially all of the Company’s assets to assume the Employment Agreement, to the extent such assumption does not occur automatically by operation of law, or (e) the Company’s breach of a material provision of the Employment Agreement.

The foregoing description of the Employment Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full and complete text of the Employment Agreement, which shall be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2023.

Equity Grants

Additionally, in connection with Mr. Link’s appointment as Chief Commercial Officer, the Board approved the following equity grants pursuant to the Company’s 2021 Incentive Award Plan (the “Plan”): (a) an Option (as defined in the Plan) to purchase shares of common stock with an aggregate value of $660,000, and (b) an award of restricted stock units with an aggregate value of $1,540,000, in each case subject to the terms and conditions of the Plan and the related award agreements.

Relationships and Transactions

In connection with his appointment as Chief Commercial Officer, Mr. Link entered into the Company’s standard indemnification agreement for directors and officers. Mr. Link has no family relationships with any director or executive officer of the Company. There are no arrangements or understandings between Mr. Link and any other person pursuant to which Mr. Link was appointed as an executive officer. Additionally, there are no transactions involving Mr. Link that would require disclosure under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure

On September 11, 2023, the Company issued a press release announcing the appointment of Mr. Link as discussed above. The Company also issued a press release providing revenue guidance for the third quarter ending September 30, 2023 and updating its revenue guidance for the fiscal year ending December 31, 2023. A copy of the press releases are furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K, and incorporated into this Item 7.01 by reference.

The information in this Item 7.01, including Exhibits 99.1 and 99.2 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, except as otherwise expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

99.1	Press Release, dated September 11, 2023.

99.2	Press Release, dated September 11, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sight Sciences, Inc.

Date: September 11, 2023	By:	/s/ Alison Bauerlein
Chief Financial Officer